Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent incorporation by reference in this Registration Statement of Hippo Holdings Inc. on this Form S-8 of our report dated November 12, 2020, with respect to our audit of the financial statements of Spinnaker Insurance Company as of December 31, 2019 and 2018 and for the years then ended, which report appears in Hippo Holdings Inc.’s Registration Statement on Form S-4 (Amendment No. 4) incorporated by reference in Hippo Holdings Inc.’s Form 8-K filed on August 5, 2021.

Fort Washington, Pennsylvania

October 4, 2021